Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to include in this Registration Statement on Form 10 of our report dated March 8, 2009, except for Note 21 for which the date is August 25, 2009 relating to the financial statements of China Recycling Energy, Inc for the years ended December 31, 2008 and 2007 which appear such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
February 4, 2009